AMENDMENT NO. 1

PARTICIPATION AGREEMENT

The Participation Agreement (the “Agreement”), dated as of March 29, 2001, by and among AIM Variable Insurance Funds, a Delaware trust (“AVIF”); A I M Distributors, Inc., a Delaware corporation, Phoenix Home Life Mutual Insurance Company, a Connecticut life insurance company (“Phoenix”) and Phoenix Equity Planning Corporation (“PEPCO”), is hereby amended as follows:

WHEREAS, effective August 30, 2001, Phoenix Home Life Mutual Insurance Company was renamed Phoenix Life Insurance Company. All references to Phoenix Home Life Mutual Insurance Company is hereby deleted and replaced with Phoenix Life Insurance Company;

WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds is hereby deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and

WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. Effective April 30, 2010, Invesco Aim Distributors, Inc. was renamed Invesco Distributors, Inc. All references to A I M Distributors, Inc. and Invesco Aim Distributors, Inc. are hereby deleted and replaced with Invesco Distributors, Inc.

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

SEPARATE ACCOUNTS UTILIZING THE FUNDS

ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 30, 2010.

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr

Name:	Peter Davidson	Name:	John M. Zerr
Title:	Assistant Secretary	Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Peter Davison	By:	/s/ John S. Cooper

Name:	Peter Davidson	Name:	John S. Cooper
Title:	Assistant Secretary	Title:	President

PHOENIX LIFE INSURANCE COMPANY

Attest:	/s/ John H. Beers	By:	/s/ Jeanie G. Gagnon

Name:	John H. Beers	Name:	Jeanie G. Gagnon

Title:	Vice President and Secretary	Title:	Second Vice President

PHOENIX EQUITY PLANNING CORPORATION

Attest:	/s/ John H. Beers	By:	/s/ Jeanie G. Gagnon

Name:	John H. Beers	Name:	Jeanie G. Gagnon
Title:	Vice President, Asst. Secretary	Title:	Second Vice President

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